EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 of Eagle Wireless International, Inc. for the registration of 35,186,944 shares of its common stock and to the incorporation by reference therein of our report dated December 18, 2000 with respect to the financial statements of ClearWorks.net, Inc. included herewith.


    McManus & Co., P.C.
    Certified Public Accountants
    Rockaway, New Jersey

    December 22, 2000